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                                                                    Exhibit 99.1

ICU MEDICAL, INC.


       ICU MEDICAL, INC. REPORTS FOURTH QUARTER AND YEAR-END 2005 RESULTS
             Company Exceeds 2005 Revenue and Earnings Expectations

JANUARY 30, 2006, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc.,
(NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the fourth quarter and year ended December 31, 2005.

Fourth quarter revenue was $43.2 million, a 185% increase as compared to $15.2 million in the same period last year. Net income was $5.3 million, or $0.35 per diluted share, as compared to a loss of $1.5 million, or $(0.11) per share, in the fourth quarter of 2004.

For the year ended December 31, 2005, the Company earned $20.3 million, or $1.35 per share, on revenues of $157.5 million, as compared to net income of $5.0 million, or $0.33 per share, on revenues of $75.6 million for the year ended December 31, 2004.

"We are very proud of our performance this year, particularly the growth in our core CLAVE product lines, initial improvements in our new Salt Lake City facility and profitability of our custom medical products," said Frank O'Brien, ICU Medical's Chief Financial Officer. "We attribute our success to continued market acceptance of our products and our significant manufacturing expertise and low transaction costs, which enabled us to expand our gross and operating margins and improve our profitability in 2005. Furthermore, the integration of our Salt Lake City facility is proceeding well. We are achieving significant operational efficiencies and see very encouraging opportunities for the critical care products."

ICU Medical managed its balance sheet very well in 2005. Operating cash flows were $26.5 million for the year. At year-end 2005, cash and investments totaled $86.7 million and at December 31, 2005 working capital rose $15.0 million to $124.6 million from $109.6 million at December 31, 2004.



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Mr. O'Brien concluded, "We will continue to re-invest our free cash flow from core product lines into developing new products, improving manufacturing efficiencies, strategic investments and acquisitions and believe that we are well-positioned for continued sustainable revenue and earnings growth."

THE FOREGOING STATEMENT CONCERNING MANAGEMENT'S EXPECTATION WITH RESPECT TO FUTURE RESULTS IS A FORWARD LOOKING STATEMENT BASED UPON THE BEST INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND ASSUMPTIONS MANAGEMENT BELIEVES ARE REASONABLE, BUT MANAGEMENT DOES NOT INTEND THE STATEMENT TO BE A REPRESENTATION AS TO FUTURE RESULTS. FUTURE RESULTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE MOST RECENT 10-Q. ACTUAL RESULTS IN THE FUTURE MAY DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT EXPECTATIONS.

The Company will be conducting a conference call concerning its fourth quarter and year ended December 31, 2005 results at 1:30 p.m. PST (4:30 p.m. EST) on Monday, January 30, which can be accessed at 866-578-5747, passcode 98743808 or by replay at 888-286-8010, passcode 91177792. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT: Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215


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
                                           ICU MEDICAL, INC.
                          Condensed Consolidated Statements of Income (Loss)
                       (all amounts in thousands except share and per share data)
                                              (unaudited)

                                             YEAR ENDED DECEMBER 31,       QUARTER ENDED DECEMBER 31,
                                             2005           2004             2005            2004
                                         ------------    ------------    ------------    ------------
REVENUES
  Net sales                              $    154,621    $     72,704    $     42,721    $     14,538
  Other                                         2,911           2,846             509             647
                                         ------------    ------------    ------------    ------------
TOTAL REVENUE                                 157,532          75,550          43,230          15,185

COST OF GOODS SOLD                             88,128          39,853          24,660          10,486
                                         ------------    ------------    ------------    ------------
     Gross profit                              69,404          35,697          18,570           4,699
                                         ------------    ------------    ------------    ------------

OPERATING EXPENSES:
  Selling, general and administrative          36,992          26,409           9,728           7,345
  Research and development                      4,817           3,376           1,786             759
                                         ------------    ------------    ------------    ------------
     Total operating expenses                  41,809          29,785          11,514           8,104
                                         ------------    ------------    ------------    ------------

     Income (loss) from operations             27,595           5,912           7,056          (3,405)

OTHER INCOME                                    2,721           1,579             643             497
                                         ------------    ------------    ------------    ------------
     Income (loss) before income taxes         30,316           7,491           7,699          (2,908)

PROVISION (BENEFIT) FOR INCOME TAXES           10,459           2,600           2,498          (1,309)
MINORITY INTEREST                                (417)           (109)           (110)            (85)
                                         ------------    ------------    ------------    ------------
NET INCOME (LOSS)                        $     20,274    $      5,000    $      5,311    $     (1,514)
                                         ============    ============    ============    ============

NET INCOME (LOSS) PER SHARE
     Diluted                             $       1.35    $       0.33    $       0.35    ($      0.11)

WEIGHTED AVERAGE NUMBER OF SHARES
     Diluted                               15,036,666      14,960,378      15,216,973      13,572,377


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                                ICU MEDICAL, INC.
                     Summary Consolidated Balance Sheet Data
               (all dollar amounts in thousands except share data)
                                   (unaudited)

                                      ASSETS

                                                              12/31/05   12/31/04
                                                              --------   --------
CURRENT ASSETS:
  Cash and liquid investments                                 $ 86,742   $ 87,341
  Accounts receivable, net                                      23,644      8,922
  Inventories                                                   15,435      8,429
  Prepaid and deferred income taxes                              7,964      7,732
  Other current assets                                           4,700      4,620
                                                              --------   --------
          Total current assets                                 138,485    117,044
                                                              --------   --------

PROPERTY AND EQUIPMENT, NET                                     52,194     40,934
OTHER ASSETS                                                    13,858      6,790
                                                              --------   --------
                                                              $204,537   $164,768
                                                              ========   ========


                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                          $ 13,887   $  7,454

DEFERRED INCOME TAXES:                                             529          0

MINORITY INTEREST:                                                 923        966

STOCKHOLDERS' EQUITY:
  14,136,298 common shares outstanding at December 31, 2005    189,198    156,348
                                                              --------   --------
                                                              $204,537   $164,768
                                                              ========   ========

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                               ICU MEDICAL, INC.
                 Summary Consolidated Statements of Cash Flows
                       (all dollar amounts in thousands)
                                  (unaudited)

                                                            TWELVE MONTHS ENDED
                                                          ----------------------
                                                          12/31/05     12/31/04
                                                          --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                $ 20,274     $  5,000
Adjustments to reconcile net income to net cash
  Provided by operating activities--
     Depreciation and amortization                           9,698        8,598
     Net change in current assets and liabilities,
       and other, net of assets acquired                    (7,777)       9,702
                                                          --------     --------
                                                            22,195       23,300

  Tax benefits from exercise of stock options                4,338        1,983

                                                          --------     --------
  Net cash provided by operating activities                 26,533       25,283
                                                          --------     --------

CASH PAID FOR SALT LAKE CITY ASSETS                        (31,767)           0
PURCHASES OF PROPERTY AND EQUIPMENT                         (5,509)      (7,101)
NET CHANGE IN LIQUID INVESTMENTS                             1,837      (10,375)
EMPLOYEE EQUITY PLANS                                        7,657        3,192
OTHER                                                        2,487       (7,170)

                                                          --------     --------
NET INCREASE IN CASH AND
  CASH EQUIVALENTS                                        $  1,238     $  3,829
                                                          ========     ========

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